EXHIBIT 99.1

Quanex Announces Closing Date for Spin-off and Merger

HOUSTON, March 31, 2008 (PRIME NEWSWIRE) -- Quanex Corporation (NYSE:NX), an industry-leading manufacturer of value-added engineered materials and components for the vehicular products and building products markets, announced today that its Board of Directors has set April 23, 2008, as both the shareholder of record date and the distribution date for the spin-off of its Building Products business, which is to be immediately followed by the merger of Quanex with a subsidiary of Gerdau S.A. for $39.20 per common share. The merger is subject to the Company receiving stockholder approval at the special meeting of stockholders scheduled for April 22, 2008.

Statements that use the words "expect," "should," "believe," "will," "might," or similar words reflecting future expectations or beliefs are forward-looking statements. The statements found above are based on current expectations. Actual results or events may differ materially from this release. Factors that could impact future results may include, without limitation, the effect of both domestic and global economic conditions, the impact of competitive products and pricing, and the availability and cost of raw materials. For a more complete discussion of factors that may affect the Company's future performance, please refer to the Company's most recent 10-K filing (December 14, 2007) under the Securities Exchange Act of 1934, in particular the section titled, "Private Securities Litigation Reform Act" contained therein.

This press release may be deemed to be soliciting material relating to the proposed merger transaction between Quanex Corporation and a wholly owned subsidiary of Gerdau S.A. In connection with the proposed merger, Quanex has filed a proxy statement and other relevant documents concerning the proposed merger with the SEC. Investors and securities holders of Quanex are urged to read the proxy statement because that document contains important information about the proposed merger. The definitive proxy statement has been mailed to Quanex stockholders. Investors and security holders may obtain a copy of such documents free of charge from the SEC's website at www.sec.gov. Copies of such documents may also be obtained free of charge from Quanex's website at www.quanex.com.

For additional information, visit the Company's website at www.quanex.com.

The Quanex Corporation logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=1117

CONTACT: Quanex Corporation
         Financial Contact:
         Jeff Galow
           713/877-5327
         Media Contact:
         Valerie Calvert
           713/877-5305